UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 14, 2011

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd is pleased to announce the long awaited US Sales And Distribution Office Which Will Open In L.A. California August 1, 2011.

The new office will be established and managed by Richard (Rick) Karst who drove sales at CPC (Ceramic Protection Corp)  from $3 million to $47 million while employed there. CPC's stock rose from $.034 to $27.00 a share. Rick brings strong sales and excellent organization skills, and is seasoned and battle tested in accomplishing his sales goals. He is well known and respected in all L.E. and Military fields.

Richard is tasked to take LLL to new levels in sales, and to firmly establish our products as the leader in the Less Lethal marketplace. Rick, a native Canadaian, was granted the coveted TN-1 NAFTA VISA as a specialized Management Consultant to work in assisting US and Canadian companies in L.E. and Military product development and distribution.

On July 4th, 2011 we made this announcement on our website: Lamperd is pleased to announce that Alexey (Alex) Shirokov has been appointed to the position of Director Of International Business Development. Alex brings tremendous experience to this position, and has developed many relationships with countries across the globe.

This news can be found at: www.lamperdlesslethal.com.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: July 14, 2011